UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2008

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A1001-1002, Tower 16, Hengmao Int'l Center
Nanchang City, Jiangxi Province, China 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:       86-791-6669093

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

AgFeed Industries, Inc. (the "Company") entered into Securities Purchase Agreements (“Securities Purchase Agreement”), dated as of December 28, 2008, with four institutional investors (collectively, the “Investors”) in connection with a registered direct offering of securities providing for the issuance of 5,000,006 units (the "Units"), each consisting of one share of the Company’s common stock, par value $0.001 (the "Common Stock") and a warrant to purchase seven-tenths of one share of Common Stock (the "Warrant") at a purchase price of $1.75 per unit for aggregate gross proceeds of $8,750,010.25.

The securities for the registered offering were issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the "Commission") on December 31, 2008, in connection with a shelf takedown from the Company’s Registration Statement on Form S-3 (File No. 333-144386) which was declared effective by the Commission on January 11, 2008.

The closing under the Securities Purchase Agreement took place on December 31, 2008. The placement agent for this transaction was Rodman & Renshaw, LLC, which received a cash fee of six percent (6%) of the gross proceeds, or $525,000, and warrants to purchase up to 210,000 shares of the Company's Common Stock.  The warrants issued to Rodman & Renshaw, LLC have the same terms and are subject to the same limitations as the Warrants.

The Securities Purchase Agreement contains representations, warranties, and covenants of the Company and the Investors which are typical for transactions of this type.

The Warrants are exercisable in whole or in part beginning on June 30, 2009 and remain exercisable until June 30, 2014.  The exercise price of the Warrants is $2.50 per share of the Company's Common Stock, subject to adjustment in certain circumstances as set forth in the Warrant.

This foregoing summary of the registered offering is not complete, and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the form of Common Stock Purchase Warrant, copies of which are attached as Exhibits 10.18 and 10.19 to this Current Report on Form 8-K. Readers should review those agreements or forms of agreement for a more complete understanding of the terms and conditions associated with this transaction.

The provisions of the Securities Purchase Agreement and the form of Common Stock Purchase Warrant, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 9.01          Financial Statements and Exhibits.

(d)             Exhibits

10.18	Securities Purchase Agreement, dated as of December 28, 2008, by and between the Company and each of the Investors.

10.19	Form of Common Stock Purchase Warrant, dated December 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2009

AGFEED INDUSTRIES, INC.

By:	/s/ Gerard Daignault
Gerard Daignault
Chief Operating Officer